Press	Contact: Thom Mocarsky
Information	Arbitron Inc.
212-887-1314
thom.mocarsky@arbitron.com

ARBITRON AND CLEAR CHANNEL REACH AGREEMENT
FOR RADIO RATINGS

Clear Channel stations in 187 Arbitron-rated markets now under contract

NEW YORK, AUGUST 6, 2001 –Arbitron Inc. (NYSE:ARB) announced today that it has reached multi-year, radio ratings license agreements with Clear Channel Radio that cover Clear Channel radio stations in the 130 markets that were under negotiation for the Spring 2001 survey.

Clear Channel Radio now has Arbitron ratings subscriptions through Fall 2004 for its radio stations in the 187 Arbitron-rated markets where Clear Channel owns radio broadcast properties. Clear Channel is Arbitron’s largest radio ratings subscriber and represented approximately 22% of Arbitron’s revenue in 2000.

“We are pleased that we have been able to reach a fair agreement that is to the benefit of Arbitron and Clear Channel Radio,” said Steve Morris, president and CEO, Arbitron Inc.

Arbitron and Clear Channel Radio had been in negotiation since the fourth quarter of 2000 over ratings contracts that expired with the Fall 2000 or Winter 2001 survey for Clear Channel radio stations in 99 markets and some of their radio stations in another 31 markets.

About Arbitron
Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving radio broadcasters, cable companies, advertisers and advertising agencies in the United States and Europe. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. Arbitron Webcast Services measures the audiences of audio and video content on the Internet, commonly known as webcasts. The Company is developing the Portable People Meter, a new technology for radio, TV and cable ratings.

      Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Arbitron has approximately 750 full-time employees; its executive offices are located in New York City.

      Through its Scarborough Research joint venture with VNU Media Measurement & Information, Arbitron also provides media and marketing research services to the broadcast television, magazine, newspaper, outdoor and online industries.

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Arbitron Inc. • 142 West 57th Street • New York, New York 10019 • www.arbitron.com

Arbitron and Clear Channel reach ratings agreement August 6, 2001	Page 2 of 2

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron in this release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which Arbitron has derived from the information currently available to it. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include whether we will be able to:

- realize the benefits we expect to achieve from our spin-off from Ceridian Corporation;

- renew contracts with large customers as they expire;

- successfully execute our business strategies, including timely implementation of our Portable People Meter and our Webcast Ratings services, as well as expansion of international operations;

- benefit from further consolidation in the radio industry; and

- keep up with rapidly changing technological needs of our customer base, including creating new products and services that meet these needs.

Additional important factors known to Arbitron that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in Arbitron’s filings with the Securities and Exchange Commission, including in particular the risk factors discussed under the caption “ITEM 1. BUSINESS – Business Risks” in our Annual Report on Form 10-K, which discussion is incorporated herein by reference.

The forward-looking statements contained in this release speak only as of the date hereof, and Arbitron undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

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